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                                                                    EXHIBIT 99.A


                               PURCHASE AGREEMENT



         THIS PURCHASE AGREEMENT (the "Agreement") dated as of February __, 1999 by and between ________________ ("Buyer") and Sean B. Carroll, an individual residing in the State of Wisconsin ("Seller").


                                R E C I T A L S:

         A. Seller owns of record and beneficially __ shares (the "Shares") of the Common Stock, par value $.0025 per share ("Common Stock") of Ophidian Pharmaceuticals, Inc., a Wisconsin corporation ("Ophidian").

         B. Seller desires to sell the Shares to Buyer and Buyer desires to buy the Shares from Seller, all upon the terms and subject to the conditions set forth herein.

         C. In consideration of the recitals (which are deemed to be a part of this Agreement) and of the respective representations, warranties, covenants, agreements and conditions contained herein, Buyer and Seller hereby agree as follows:

                               A G R E E M E N T S

1.       Purchase and Sale of Shares; Closing.

         1.1. Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell all of Seller's right, title and interest in and to the Shares to Buyer and Buyer hereby agrees to purchase the Shares from Seller. The purchase price for the Shares shall be $1.75 per share resulting in the aggregate purchase price of $_________ (the aggregate purchase price being referred to herein as the "Purchase Price").

         1.2. Closing. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall occur by the following method unless otherwise agreed to by the parties in writing. Within 24 hours of Buyer's receipt of confirmation from Ophidian's Transfer Agent, Continental Stock Transfer & Trust Company, New York, New York (which in no event shall be provided prior to the satisfaction of the conditions set forth in Section 4.1 hereof) that the Transfer Agent has received (a) certificates representing the Shares, duly endorsed by Seller in blank or accompanied by appropriate stock powers endorsed, and (b) written instruction from Ophidians legal counsel directing the Transfer Agent to transfer the Shares from Seller to Buyer, Buyer shall pay the Purchase Price in full to Seller by wire transfer to the account specified by Seller in Exhibit A hereto. For purposes of this Agreement, the "Closing Date" shall be the date on which Seller receives the Purchase Price in the account identified on Exhibit A hereto.




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         1.3      Certain Definitions. For purposes of this Agreement, the term:

                  (a) "Lien" shall mean all title defects, charges, claims, restrictions, liens, pledges, security interests, mortgages, conditional sale or other title retention agreements, assessments, covenants, restrictions, rights of first refusal, and other burdens, options, restrictions or encumbrances of any kind but shall not include the restriction against resale of any securities except in compliance with the registration requirements pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or pursuant to applicable exemptions thereto; and

                  (b) "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

2.       Seller's Representations, Warranties and Covenants.

         Seller represents and warrants to Buyer that:

         2.1. Authority of Seller. Seller has all necessary right, capacity, power and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder and the execution, delivery and performance of this Agreement by Seller does not and will not (i) conflict with or result in (including following notice, lapse of time or both) a breach, violation or default of (x) any law, statute, rule or regulation to which Seller or the Shares is subject (other than generally applicable federal and state securities laws) or (y) any agreement, instrument, order, judgment or decree by which Seller or the Shares is bound or subject, (ii) require the consent, waiver, authorization or approval of any governmental or regulatory authority or of any other Person which has not been previously obtained or (iii) result in the creation of any Lien with respect to the Shares.

         2.2 Restricted Shares. The Shares to be purchased by Buyer are restricted shares acquired by Seller in one or more private transactions not involving a public offering. The Shares will continue to be restricted shares following the closing of this transaction and Buyer will be prohibited from reselling the Shares other than in compliance with the registration requirements of the Securities Act and any applicable state securities laws or an applicable exemption therefrom. Under Rule 144, Buyer may not use, employ or claim Seller's holding period for the Shares in attempting to comply with Rule 144, in other words, the Buyer's holding periods required under Rule 144 for the Shares will commence on the Closing Date.

         2.3 Binding Effect. This Agreement constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms.


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         2.4 Ownership of Shares. All of the Shares are beneficially owned by
Seller, free and clear of all Liens and no Person has any option or other right to acquire all or any of the Shares or any right, title or interest in or with respect to the Shares from Seller. Upon delivery of the certificates representing the Shares pursuant to this Agreement, the Buyer will acquire good, valid and marketable title to the Shares, free and clear of all Liens other than the Lock-up (as defined in Section 4.2(d) below).

         2.5 Sale Decision. Seller is making and has made its decision to sell the Shares pursuant to this Agreement based upon his own investigation and judgment with respect to the value of the Shares. Seller is one of the principal stockholders of Ophidian and is fully acquainted with, and has had an opportunity to ask questions and receive answers from Ophidian, regarding its financial position, business and prospects, and he has received all the information he considers necessary or appropriate for deciding whether to sell the Shares. Seller has not relied upon, and hereby disclaims, any representation or warranty made by Buyer, except as explicitly set forth herein.

         2.6 Accredited Investor. Seller is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act of 1933, as presently in effect. Seller has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the proposed disposition of the Shares.

         2.7 Public Documents. Seller represents that he has been provided and has reviewed a copy of Ophidian's annual report on SEC Form 10-K (the "10-K") for the fiscal year ended September 30, 1998. To the actual present knowledge of Seller, the 10-K, as of the date hereof, does not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and there has not been any event which has occurred since the date of the 10-K which is reasonably likely to have a material adverse effect on Ophidian's business, properties, operations, condition (financial or otherwise) or prospects.

         2.8 No Broker or Finder. Seller has engaged no broker or finder in connection with this Agreement or the transactions contemplated hereby.

3.       Buyer's Representations, Warranties and Covenants.

         Buyer represents and warrants to Seller that:

         3.1. Authority of Buyer. To the extent that the Buyer is a trust, the execution, delivery and performance by Buyer of this Agreement have been duly authorized by Buyer. Buyer has all necessary right, power, capacity and authority to enter into, execute and deliver this Agreement and perform its obligations hereunder and the execution, delivery and performance of this Agreement does not and will not (i) conflict with or result in (including following notice, lapse of time or both) a breach, violation or default of (x) in the case of a Buyer which is a trust, Buyer's trust agreement, (y) any law, statute, rule or regulation to

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which Buyer is subject or (z) any agreement, instrument, order, judgment or decree by which Buyer is bound or subject or (ii) require the consent, waiver, authorization or approval of any governmental authority or of any other Person.

         3.2 Restricted Shares. Buyer acknowledges that the Shares are subject to certain restrictions and that Buyer will be prohibited from reselling the Shares other than in compliance the registration requirements under the Securities Act and any applicable state Securities laws or an applicable exemption therefrom. Under Rule 144, Buyer may not use, employ or claim Seller's holding period for the Shares in attempting to comply with Rule 144, in other words, the required holding periods under Rule 144 for the Shares will commence on the closing Date. Buyer further acknowledges that the certificates representing the Shares transferred by Seller to Buyer will bear legends confirming the restrictions on the re-sale of the Shares.

         3.3 Binding Effect. This Agreement constitutes a valid and binding obligation of the Buyer, enforceable in accordance with its terms.

         3.4 Sale Decision. Buyer is making and has made a decision to purchase the Shares pursuant to this Agreement based upon his or its own investigation and judgment with respect to the value of the Shares. Buyer is, or in the case of a trust has a trustee who is, a principal stockholder and/or director of Ophidian. Buyer, or its trustee, is fully acquainted with, and has had an opportunity to ask questions and receive answers from Ophidian, regarding Ophidian's financial position, business and prospects. Buyer has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Buyer has not relied upon, and hereby disclaims, any representation or warranty made by Seller, except as explicitly set forth herein.

         3.5 Accredited Investor Status; Investment Intent. Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Act of 1933, as presently in effect. If Buyer is an individual, his net worth along with the net worth of his spouse exceeds $1 million or his individual income has exceeded $200,000 (or $300,000 with his spouse) for each of the past two years and he expects to have income in excess of such levels for the current year. If Buyer is a trust, its assets exceed $5,000,000, it was not formed for the purpose of investing in Ophidian and its trustee is a sophisticated person. Buyer has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of the proposed disposition of the Shares. Buyer is purchasing the Shares for investment purposes, and not with a view to the resale or distribution of any part of the Shares. The Buyer does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to any third person, with respect to the Shares.

         3.6 Public Documents. Buyer represents that he or it has been provided and has reviewed a copy of the 10-K for the fiscal year ended September 30, 1998. To the actual present knowledge of Buyer, the 10-K, as of the date hereof, does not contain any untrue

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statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and there has not been any event which has occurred since the date of the 10-K which is reasonably likely to have a material adverse effect on Ophidian's business, properties, operations, condition (financial or otherwise) or prospects.

         3.7 No Broker or Finder. Buyer has engaged no broker or finder in connection with this Agreement or the transactions contemplated hereby.

4.       Conditions to Closing.

         4.1 Conditions to Obligations of Buyer. The obligations of Buyer hereunder are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by the Buyer:

                  (a) Performance. Each of the covenants and obligations of Seller to be performed at or prior to the Closing shall have been duly performed;

                  (b) Representations and Warranties. Each representation and warranty of Seller shall be true and correct as of the Closing, as if such representation and warranty had been made at such time, and Buyer shall have received a certificate to that effect in a form attached hereto as Exhibit B.

                  (c) No Litigation. There shall be no injunction or court order restraining consummation of the transactions contemplated hereby or any part thereof, and there shall be no pending or threatened action or proceeding by or before a court or governmental body seeking to restrain or invalidate all or any portion of any of such transaction, or seeking damages or other relief against Buyer or any of his or its affiliates upon the consummation of all or any portion of such transaction, and there shall not have been adopted any law or regulation making all or any portion of such transaction illegal.

         4.2 Conditions to Obligations of Seller. The obligations of Seller hereunder are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by the Seller:

                  (a) Performance. Each of the covenants and obligations of Buyer to be performed at or prior to the Closing shall have been duly performed;

                  (b) Representations and Warranties. Each representation and warranty of Buyer shall be true and correct as of the Closing, as if such representation and warranty had been made at such time and Seller shall have received a certificate to that effect in the form attached hereto as Exhibit C.


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                  (c) No Litigation. There shall no injunction or court order restraining consummation of the transactions contemplated hereby or any part thereof, and there shall be no pending or threatened action or proceeding by or before a court or governmental body seeking to restrain or invalidate all or any portion of any of such transaction, or seeking damages or other relief against Seller or any of his affiliates upon the consummation of all or any portion of such transaction, and there shall not have been adopted any law or regulation making all or any portion of such transaction illegal.

                  (d) Lock-up Letter. To the extent that the Closing hereunder shall have occurred prior to February 7, 1999, Seller shall have delivered a Lock-up Agreement (the "Lock-up"), in substantially the form attached hereto as Exhibit D, to Dirks & Company, Inc. and Security Capital Trading, Inc., as representatives of the several underwriters in connection with Ophidian's offering of Units consisting of shares of Common Stock and warrants to purchase Common Stock pursuant to that certain prospectus dated May 7, 1998.

5. Survival. The representations, warranties and covenants herein or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing.

6. Notices. Any notice or other communication under or pursuant to his Agreement shall be in writing and may be given by any of the following methods:
(a) personal delivery; (b) telecopy transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) recognized overnight delivery service. Notice shall be to the appropriate party at the address or telecopier number listed on the signature page hereto (or in either case to the address or telecopier number as shall be specified by notice given under this Agreement).

7.       Miscellaneous.

         7.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, provided, however, that neither this Agreement, nor any right hereunder, may be assigned by any party without the consent of the other party hereto.

         7.2 Entire Agreement; Amendment. This Agreement, including the recitals hereto, and the other instruments referred to herein embody the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements with respect thereto. This Agreement may be amended, and any provision hereof waived, but only in a writing signed by the party against whom such amendment or waiver is sought to be enforced.


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         7.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument.

         7.4 Further Assurances. Buyer and Seller each agree to execute and deliver such other documents, certificates, agreements and other writings and to such other actions as may be reasonably requested by the other party in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

         7.5 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         7.6 Captions. The captions herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         7.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Illinois without giving effect to principles of conflict of laws.

         7.8 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                  (a) By the mutual written consent of Buyer and Seller;

                  (b) By Buyer, by written notice to Seller on any date after March 1, 1999 if the Closing has not taken place by such date;

                  (c) By Seller, by written notice to Buyer on any date after March 1, 1999 if the Closing has not taken place by such date; or

                  (d) By Buyer, by written notice to Seller, at any time after a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed against Ophidian.

Upon any such termination, the transactions contemplated hereby shall be abandoned without further action by any party, and neither party to this Agreement shall have any right or claim against the other on account of such termination unless this Agreement is terminated by a party on account of the breach of any representation, warranty, term or covenant herein by the other party, in which case the terminating party shall be entitled to all of its rights and remedies at law or in equity.


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         IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the day and ate first above written.


                                     SELLER:


                                                     ---------------------------
                                                     Sean B. Carroll
                                                     1525 Linden Drive
                                                     Madison, Wisconsin  53706
                                                     Telecopier:  608/262-9343


                                     BUYER:





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                                    EXHIBIT A


Wire Transfer Instructions


                  Account Number:



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                                    EXHIBIT B

                          FORM OF SELLER'S CERTIFICATE


         The undersigned hereby certifies that my representations and warranties contained in the Purchase Agreement dated as of February , 1999, between me and are true and correct on and as of the date hereof.

         This Certificate is being furnished to the Buyer with the understanding that it will be relied upon by the Buyer, as well as by Ophidian and the law firm of LaFollette Sinykin, LLP, as counsel to Ophidian, in conjunction with its rendering of a legal opinion to Ophidian regarding the transfer.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this day of , 1999.


                                                    ----------------------------
                                                    Sean B. Carroll



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                                    EXHIBIT C

                           FORM OF BUYER'S CERTIFICATE


         The undersigned hereby certifies that the undersigned's representations and warranties contained in the Purchase Agreement dated as of February _____, 1999, between the undersigned and Sean B. Carroll are true and correct on and as of the date hereof.

         This Certificate is being furnished to the Seller with the understanding that it will be relied upon by the Seller, as well as by Ophidian and the law firm of LaFollette Sinykin, LLP, as counsel to Ophidian, in conjunction with its rendering of a legal opinion to Ophidian regarding the transfer.


         The undersigned hereby further certifies that he or it has received or has had access to all information necessary for the purchase of the Shares referred to in the Purchase Agreement, he or it has been fully advised regarding the restrictive status of the stock,and the undersigned is purchasing the Shares for investment purposes only and with no intent of re-sale.

         IN WITNESS WHEREOF, the undersigned has executed this certificate this day of _____, 1999.



                                                       -------------------------


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                                   EXHIBIT D


DIRKS & COMPANY, INC.
SECURITY CAPITAL TRADING, INC.,
As Representatives of the several Underwriters
520 Madison Avenue
New York, New York  10022

Ladies and Gentlemen:

         In order to induce Dirks & Company, Inc. and Security Capital Trading, Inc., the representatives of the several underwriters (the "Representatives") to consent to the transfer of ___ shares (the "Shares") of the Common Stock, par value $.0025 per share ("Common Stock") of Ophidian Pharmaceuticals, Inc., a Wisconsin corporation ("Ophidian") by Sean B. Carroll ("Carroll"), notwithstanding the terms of that certain letter agreement executed by Carroll in favor of the Representatives, dated as [May 7, 1998], the undersigned hereby agrees that from the date hereof until February 7, 1999, the undersigned will not, without the prior written consent of the Representatives, sell, contract or offer to sell, issue, transfer, assign, pledge, distribute or otherwise dispose of, directly or indirectly, the Shares.

         In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of Ophidian's securities with respect to the Shares.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the choice of law or conflicts of law principles.

Dated:  February __, 1999


--------------------------------                         -----------------------
Address                                                  Signature


--------------------------------                         -----------------------
Social Security Number or                                Name
Taxpayer I.D. Number


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